EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	)	Chapter 11
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COOPER-STANDARD HOLDINGS INC., et al.,[1]	)	Case No. 09-12743 (PJW)
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Debtors.	)	(Jointly Administered)
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	)	Re: Docket Number 1109
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ORDER PURSUANT TO SECTION 1129 OF THE BANKRUPTCY CODE

CONFIRMING THE DEBTORS’ SECOND AMENDED JOINT CHAPTER 11 PLAN

Cooper-Standard Holdings Inc. (“Holdings”) and the other above-captioned debtors and debtors in possession (collectively, the “Debtors”), having proposed and filed with the Bankruptcy Court on March 26, 2010 the Second Amended Joint Chapter 11 Plan (as amended from time to time, in accordance with the terms therewith, the “Plan”) and the related First Amended Disclosure Statement for the Debtors’ Second Amended Joint Chapter 11 Plan (the “Disclosure Statement”) in accordance with sections 1121 and 1125 of title 11 of chapter 11 of the United States Code (the “Bankruptcy Code”) and Rule 3016 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”);

And following a hearing on March 26, 2010 (the “Disclosure Statement Hearing”), the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) having entered an Order, dated March 26, 2010, (I) Approving Adequacy of the First Amended

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The Debtors in these proceedings and the last four digits of each Debtor’s federal taxpayer identification number are as follows: Cooper-Standard Holdings Inc. (5088); Cooper-Standard Automotive Inc. (9970); Cooper-Standard Automotive FHS Inc. (2953); Cooper-Standard Automotive Fluid Systems Mexico Holding LLC (0442); Cooper-Standard Automotive, OH LLC (2845); StanTech, Inc. (4014); Westborn Service Center, Inc. (7448); North American Rubber, Incorporated (9926); Sterling Investments Company (1393); Cooper-Standard Automotive NC LLC (2839); CS Automotive LLC (4267); CSA Services Inc. (9510); and NISCO Holding Co. (1697). The corporate address of the Debtors is 39550 Orchard Hill Place Drive, Novi, Michigan 48375. The Debtors have not been substantively consolidated, and the Plan is comprised of thirteen (13) Sub-Plans, one for each Debtor.

Disclosure Statement and Solicitation Procedures for Acceptance or Rejection of the Debtors’ Proposed Second Amended Joint Chapter 11 Plan, (II) Fixing Date, Time and Place for Confirmation Hearing, and (III) Granting Related Relief (the “Disclosure Statement Approval Order”);

And the Debtors having filed the Plan Supplements on April 28, 2010 and May 5, 2010;

And David M. Sharp of Kurtzman Carson Consultants LLC (“KCC”) having certified on May 6, 2010 (the “KCC Certification”) that (i) KCC has complied with the requirements of the Disclosure Statement Approval Order and (ii) the Debtors received the requisite acceptances both in number and amount for confirmation of the Plan as required under section 1126 of the Bankruptcy Code;

And the Debtors having filed their Memorandum of Law in Support of Confirmation on May 10, 2010 and having offered the Declaration of Allen J. Campbell in Support of Confirmation of the Debtors’ Second Amended Joint Chapter 11 Plan;

And a hearing on confirmation of the Plan having been held on May 12, 2010 (the “Confirmation Hearing”), and due notice of the Confirmation Hearing having been given to holders of Claims2 against, and Interests in, the Debtors and other parties in interest substantially in compliance with the Disclosure Statement Approval Order, the Bankruptcy Code and the Bankruptcy Rules, as established by the affidavits of service, mailing and/or publication filed with the Bankruptcy Court, and such notice being sufficient under the circumstances and no further notice being required;

[2]	Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Plan.

And based upon all pleadings and papers filed in these Chapter 11 Cases, the record of the Disclosure Statement Hearing, all proceedings heretofore held in these Chapter 11 Cases, and the record of the Confirmation Hearing;

And after due deliberation and sufficient cause appearing therefor

IT IS HEREBY FOUND THAT:

A. The Bankruptcy Court has subject matter jurisdiction over the matter pursuant to 28 U.S.C. § 1334.

B. This matter is a core matter which the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) has the power to hear and determine in its entirety, pursuant to 28 U.S.C. § 157(b)(2)(A), in that it is a matter concerning the administration of the estate; § 157(b)(2)(L), in that it is a matter concerning confirmation of a plan; and § 157(b)(2)(O), in that it is a proceeding affecting the adjustment of the debtor-creditor or the equity security holder relationship. Venue is proper before the Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409.

C. The Debtors have met their burden of proving, by a preponderance of the evidence, the elements of sections 1129(a) and (b) of the Bankruptcy Code, as further set forth herein.

D. On the Filing Date, each of the above-captioned Debtors commenced a case under chapter 11 of the Bankruptcy Code. By previous order of the Bankruptcy Court, the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015.

E. The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the various hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases, including, without limitation, the evidence presented, the arguments made during and the order entered with regard to the adversary proceeding Cooper Tire & Rubber Company v. Cooper-Standard Holdings, Inc., et. al., Adv. Proc. No. 09-52014 (PJW) (the “Cooper Tire Adversary Proceeding”);

F. The Plan constitutes a separate Sub-Plan for each of the thirteen Debtors and designates Claims and Interests in the following ten (10) classes: Priority Claims (Class 1), Miscellaneous Secured Claims (Class 2), Intercompany Claims (Class 3), Prepetition Credit Facility Claims (Class 4), Senior Note Claims (Class 5), Senior Subordinated Note Claims (Class 6), Subsidiary Debtor General Unsecured Claims (Class 7), Subsidiary Debtor Equity Interests (Class 8), Holdings General Unsecured Claims (Class 9), and Old Holdings Equity Interests (Class 10).

G. Under the Plan:

(i) Holders of Priority Claims (Class 1), Miscellaneous Secured Claims (Class 2), Intercompany Claims (Class 3), Prepetition Credit Facility Claims (Class 4), Senior Note Claims (Class 5), Subsidiary Debtor General Unsecured Claims (Class 7), and Subsidiary Debtor Equity Interests (Class 8) are Unimpaired and, therefore, are deemed by law to have accepted the Plan;

(ii) Holders of Holdings General Unsecured Claims (Class 9) and Old Holdings Equity Interests (Class 10) are Impaired and will receive no distribution under the Plan and, therefore, such Holders are deemed by law to have rejected the Plan; and

(iii) Holders of Senior Subordinated Note Claims (Class 6) are Impaired and will receive distributions under the Plan; accordingly, such Holders had the right to vote to accept or reject the Plan.

H. Notice of the Confirmation Hearing and the relevant deadlines for filing objections and submitting Ballots has been provided in accordance with the Disclosure Statement Approval Order to all creditors and equity security holders, to all parties entitled to, or that requested, notice in accordance with Bankruptcy Rule 2002, to all parties to unexpired leases and executory contracts with the Debtors and to all taxing authorities where the Debtors maintain their businesses and such notice is adequate and sufficient in accordance with Bankruptcy Rules 2002(b) and 3020(b).

I. The modifications to the Plan set forth on the record at the Confirmation Hearing and/or made by this Order do not adversely affect or change the treatment of any creditor who has not accepted such modifications. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications neither require additional disclosure under section 1125 of the Bankruptcy Code nor re-solicitation of acceptances or rejections under section 1126 of the Bankruptcy Code, nor do they require that Holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Disclosure of the modifications on the record of the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of the Chapter 11 Cases. Accordingly, pursuant to section 1127 of the Bankruptcy Code, and Bankruptcy Rule 3019, all Holders of Claims that have accepted or are conclusively deemed to have accepted the Plan are deemed to have accepted such modifications to the Plan.

J. As described in, and as evidenced by, the KCC Certification, upon the receipt and tabulation of the Ballots: 100% of Class 6 (Senior Subordinated Note Claims) in dollar amount, and 100% in number, of the Holders of Claims in such class that voted on the Plan, accepted the Plan. Class 6 accepted the Plan.

The Plan was accepted by the one Impaired Class that was entitled to vote. The Debtors therefore obtained the requisite acceptances both in number and amount for confirmation of the Plan.

K. The Bankruptcy Court makes the following factual findings with respect to the requirements of section 1129 of the Bankruptcy Code:

(i) With respect to the requirements of section 1129(a)(1) of the Bankruptcy Code, the Plan complies with any and all applicable provisions and requirements of the Bankruptcy Code, including, without limitation, sections 1122 and 1123 of the Bankruptcy Code.

(a)	With respect to the requirements of section 1122 of the Bankruptcy Code, the classification of Claims and Interests is reasonable and Claims or Interests in each class are substantially similar to other Claims or Interests in such class. Valid business, factual, and legal reasons exist for separately classifying the various classes of Claims and Interests created under the Plan, and such classes do not unfairly discriminate between holders of Claims and Interests.

(b)	With respect to the requirements of section 1123 of the Bankruptcy Code, the Plan:

i. Designates classes of Claims, other than Claims specified in section 507(a)(2), 507(a)(3) and 507(a)(8) of the Bankruptcy Code, and classes of Interests;

ii. Specifies those classes of Claims and Interests that are Unimpaired under the Plan;

iii. Specifies those classes of Claims and Interests that are Impaired under the Plan;

iv. Provides the same treatment for each Claim or Interest of a particular class, unless the Holder of a particular Claim has agreed to a less favorable treatment of such particular Claim or Interest, and without limiting the generality of the foregoing, the treatment of the Holders of Claims in Class 5 is found to be reasonable and appropriate under the circumstances of the Chapter 11 Cases, and is consistent with the Bankruptcy Code in all respects;

v. Provides adequate means for the Plan’s implementation. In particular, and among other things, the Plan, the Equity Commitment Agreement and the various documents and agreements set forth in the Plan Supplements, provide adequate and proper means for the implementation of the Plan, including the (i) Rights Offering, (ii) authorization and issuance of new equity securities of Reorganized Holdings, and the execution of related documents, in accordance with the terms of the Plan and the Equity Commitment Agreement, (iii) cancellation of all existing debt or equity securities issued by Holdings (with the exception of intercompany debt), including a release of all liens and security interests on the Debtors’ assets which encumber any such existing debt, (iv) revesting of assets of the Debtors’ estates in the Reorganized Debtors, (v)

selection of directors and officers for the Reorganized Debtors and (vi) authorization of entry by the respective Reorganized Debtors into the loan documents and ancillary agreements and instruments to be executed in connection with or pursuant to the terms of the New Working Capital Facility Documents and the New Notes Documents,3 including those documents set forth in paragraph O hereof (collectively with the New Working Capital Facility Documents, the “New Exit Financing Documents”), thereby satisfying section 1123(a)(5) of the Bankruptcy Code;

vi. Provides for the inclusion in the charter of each of the Debtors a provision prohibiting the issuance of non-voting equity securities;

vii. Contains only provisions consistent with the interests of the Debtors’ creditors and equity security holders and with public policy with respect to the manner and selection of officers and directors under the Plan; and

viii. Provides for the manner of selection of the officers and directors of the Reorganized Debtors, consistent with the interests of creditors and equity security holders and with public policy, all in accordance with section 1123(a)(7) of the Bankruptcy Code.

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While the Debtors had initially filed the Plan with the expectation that they would obtain a new secured debt facility, the Debtors will instead be issuing a new unsecured debt instrument. Accordingly, throughout this Order, the term “New Notes Agreements” shall displace the term “New Secured Debt Financing Agreement” as used in the Plan and shall mean “the new indenture, supplemental indenture and notes for the principal amount of up to $450 million to be executed on or prior to (but effective as, and subject to the occurrence, of) the Effective Date”; the term “New Notes Facility” shall displace the term “New Secured Debt Facility” as used in the Plan and shall mean “the New Notes Agreements, together with the New Notes Documents, executed in connection with or pursuant to the terms of the New Notes Agreements, and the subject financing thereunder, to be made available on (and subject to the occurrence of) the Effective Date, and which shall be in form and substance reasonably satisfactory to the Required Backstop Parties and in consultation with the Creditors’ Committee”; and the term “New Notes Documents” shall displace the term “New Secured Debt Facility Documents” as used in the Plan and shall mean “the documents and ancillary agreements and instruments in connection with or pursuant to the terms of the New Notes Agreements.”

(ii) The other provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code.

(iii) With respect to the requirements of section 1129(a)(2) of the Bankruptcy Code, the Debtors, as proponents of the Plan, fully complied with any and all requirements of the Bankruptcy Code. Specifically, the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Approval Order in transmitting the solicitation materials to holders of Claims against and Interests in the Debtors and in tabulating the votes with respect to the Plan.

(iv) With respect to the requirements of section 1129(a)(3) of the Bankruptcy Code, the Plan (including all documents necessary to effectuate the Plan, including the Plan Supplements and the documents and forms of documents contained therein) has been proposed in good faith and not by any means forbidden by law, with the legitimate and honest purpose of maximizing the value of the Debtors’ estates and effectuating a successful reorganization of the Debtors. The Plan (including all documents necessary to effectuate the Plan, including the Plan Supplements and the documents and forms of documents contained therein) and the Rights Offering were negotiated at arms’ length among representatives of the Debtors, the Creditors’ Committee, and the Backstop Parties and their respective advisors. Based upon the record before the Bankruptcy Court in these Chapter 11 Cases, the Debtors, as well as the Creditors’ Committee and its members, the Backstop Parties, the New Exit Financing Lenders (as defined below) and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys, through their participation in the negotiation and preparation of the Plan, the Disclosure Statement and the Rights Offering, and their efforts to confirm the Plan and in connection with the Rights Offering and the other transactions contemplated by the Plan (including with respect to the New Exit Financings), have solicited acceptances and rejection of the Plan in good faith and/or otherwise participated in these Chapter 11 Cases in compliance with the applicable provisions of the Bankruptcy Code and, in all cases, shall be entitled to the protections afforded by section 1125(e) of the Bankruptcy Code. The Debtors and all parties in interest (including, without limitation, the Creditors’ Committee, the Backstop Parties and the New Exit Financing Lenders) will be acting in good faith if they proceed to (i) consummate the Plan and the agreements, settlements, transactions and transfers contemplated thereby and (ii) take the actions authorized and directed by this Order, notwithstanding an appeal of this Order, so long as no stay is issued and in effect pending appeal, even if the Debtors and such parties in interest act with knowledge of that appeal. Additionally, the Plan’s exculpation, release, and injunction provisions, as may be modified by this Order, have been negotiated in good faith and at arms’ length with, among other persons, representatives of the Debtors, the Creditors’ Committee, and the Backstop Parties, and their respective advisors; are consistent with sections 105, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code; and are each necessary to the Debtors’ successful emergence from chapter 11.

(v) With respect to the requirements of section 1129(a)(4) of the Bankruptcy Code, any payments made or to be made by the Debtors, by the Reorganized Debtors or by any person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, have been approved by, or are subject to the approval of, the Bankruptcy Court as reasonable.

(vi) With respect to the requirements of section 1129(a)(5) of the Bankruptcy Code:

(a)	The Debtors have disclosed the identity and affiliations of each of the individuals that have been identified to date who are proposed to serve, after consummation of the Plan, as directors or officers of the Reorganized Debtors, and the appointment to, or continuance in, such office of each such individual is consistent with the interests of the Holders of Claims and Interests and with public policy; and

(b)	The Debtors have disclosed the identity of any insider (as defined in section 101(31) of the Bankruptcy Code) that will be employed or retained by the Reorganized Debtors and the nature of any compensation for such insider.

(vii) With respect to the requirements of section 1129(a)(6) of the Bankruptcy Code, the Plan does not provide for any changes in rates over which a governmental regulatory commission has jurisdiction.

(viii) With respect to the requirements of section 1129(a)(7) of the Bankruptcy Code, as evidenced by the liquidation analysis included in the Disclosure Statement, each Holder of an Allowed Claim or Interest in an Impaired class: (a) has duly and timely accepted the Plan; or (b) will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated (on a consolidated basis or on a non-consolidated basis) under chapter 7 of the Bankruptcy Code.

(ix) With respect to the requirements of section 1129(a)(8) of the Bankruptcy Code, each class of Claims and Interests has either accepted the Plan, or is not Impaired under the Plan, other than Classes 9 and 10, which are deemed to have not accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Plan is nevertheless confirmable because, as found herein, the requirements of section 1129(b) of the Bankruptcy Code are satisfied.

(x) With respect to the requirements of section 1129(a)(9) of the Bankruptcy Code, the Plan provides for treatment of Administrative Expenses, Priority Tax Claims and all other Claims entitled to priority pursuant to section 507(a) of the Bankruptcy Code in the manner required pursuant to sections 1129(a)(9)(A), (B), (C) and (D) of the Bankruptcy Code, as applicable.

(xi) With respect to the requirements of section 1129(a)(10) of the Bankruptcy Code, among other things:

(a)	at least one class of Claims is Impaired under the Plan (specifically, three (3) classes are so Impaired); and

(b)	at least one Class of Claims that is Impaired under the Plan has accepted the Plan (specifically, the only Class entitled to vote on the Plan, Class 6, has voted to support the Plan), determined without including any acceptance of the Plan by any insider.

(xii) With respect to the requirements of section 1129(a)(11) of the Bankruptcy Code, the evidence proffered or adduced in the Disclosure Statement and at the

Confirmation Hearing: (a) is persuasive and credible; (b) has not been controverted by other evidence; and (c) establishes that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or Reorganized Debtors.

(xiii) With respect to the requirements of section 1129(a)(12) of the Bankruptcy Code, the Plan provides for the payment of all fees payable under section 1930 of title 28 of the United States Code on the Effective Date of the Plan.

(xiv) With respect to the requirements of section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, the Reorganized Debtors will continue to pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), for the duration of the period for which the Debtors are obligated to provide such benefits.

(xv) With respect to the requirements of subsections 1129(a)(14), (15) and (16) of the Bankruptcy Code, the Debtors do not owe any domestic support obligations, are not individuals and are not non-profit corporations, and therefore such subsections do not apply.

(xvi) With respect to the requirements of section 1129(b) of the Bankruptcy Code:

(a)	the Debtors, as proponents of the Plan, have requested that the Bankruptcy Court confirm the Plan notwithstanding that the requirements of Bankruptcy Code section 1129(a)(8) have not been satisfied;

(b)	the Plan does not discriminate unfairly with respect to Holders of Holdings General Unsecured Claims (Class 9) and Holders of Old Holdings Equity Interests (Class 10), which are Impaired under the Plan and which are deemed to have not accepted the Plan;

(c)	the valuation analysis contained in the Disclosure Statement and the implied reorganization equity value set forth therein are reasonable and undisputed, and based on the valuation set forth in the Disclosure Statement, the Debtors’ enterprise value is insufficient to support payment in full to Holders of Claims in Class 6 or to support any distributions to Holders of Claims in Class 9 or Holders of Old Holdings Equity Interests in Class 10;

(d)	the Plan is “fair and equitable” (as defined in section 1129(b) of the Bankruptcy Code) with respect to the classes of Claims and Interests that are Impaired under the Plan and that have not accepted the Plan in that no holder of any claim or interest that in any Impaired class that is junior to Class 6 will receive or retain any property under the Plan on account of such junior interest;

(e)	no Holder of Claims is receiving a distribution on account of its Claims in an amount greater than the Allowed Amount of their Claim; and

(f)	all requirements of section 1129(b) of the Bankruptcy Code have been satisfied.

L. All conditions to confirmation contained in section 13.01 of the Plan have been satisfied or have been duly waived in accordance with the terms of the Plan.

M. The New Common Stock and the Senior Subordinated Noteholders Warrant Distribution and the New Common Stock underlying the Senior Subordinated Noteholders

Warrant Distribution and their transfer will be exempt from registration under the Securities Act, as amended, all rules and regulations promulgated thereunder, and any and all applicable state and local laws, rules, and regulations; provided, however, that shares of New Common Stock issued to the Eligible Noteholders pursuant to the Rights Offering and to the Backstop Parties pursuant to the Equity Commitment Agreement and the Backstop Warrants, the New Common Stock underlying the Backstop Warrants and their transfer in each instance, shall be issued pursuant to an exemption from registration under the Securities Act and equivalent exemptions under state securities laws. Shares of New Preferred Stock issued to the Backstop Parties pursuant to the Equity Commitment Agreement and the shares of New Common Stock issued upon conversion of the New Preferred Stock and their transfer in each instance, shall be issued pursuant to an exemption from registration under the Securities Act and equivalent exemptions under state securities laws.

N. The execution, delivery or performance by the Debtors or Reorganized Debtors, as the case may be, of any of the New Exit Financing Documents, in each case in accordance with and subject to the terms thereof (as set forth in term sheets, other forms of such documents filed with the Bankruptcy Court or other agreements between the parties, and compliance by the Debtors or Reorganized Debtors, as the case may be, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Order. The financial accommodations to be extended pursuant to each of the New Exit Financing Documents and the Equity Commitment Agreement are essential elements of the Plan, critical to the success and feasibility of the Plan and are necessary and appropriate for the consummation of the Plan, and each of the documents and agreements described above are being extended in good faith, for legitimate business purposes and fair consideration, are reasonable, and shall not be subject to recharacterization or avoidance for any purposes whatsoever. Entry into the New Notes Facility and the New Working Capital Facility (collectively, the “New Exit Financings”) is in the best interests of the Debtors, the Reorganized Debtors, their estates and creditors. The Debtors have exercised reasonable business judgment in determining to enter into the New Exit Financings and have provided sufficient and adequate notice thereof. The New Exit Financings (including, without limitation, any and all terms, conditions and covenants thereof) have been negotiated in good faith and at arms’ length among the Debtors and trustee, arrangers, agents, initial purchasers, and/or lenders (as applicable) under the respective New Exit Financings (collectively, the “New Exit Financing Lenders”), and any credit extended to (in the form of new notes or otherwise), letters of credit issued for the account of, or loans made to the Reorganized Debtors by the New Exit Financing Lenders pursuant to the New Exit Financings and the granting of liens and security interests on assets of the Debtors in connection with the New Exit Financings (as applicable) shall be deemed to have been extended, issued, made and granted in good faith and for legitimate business purposes. All obligations of the Reorganized Debtors arising under or connected to the New Exit Financings (including any guarantees) are and are hereby deemed to be in exchange for fair and reasonably equivalent value and do not and are hereby deemed not to constitute a fraudulent transfer or fraudulent conveyance under applicable federal or state laws and shall not subject the New Exit Financing Lenders to any liability by reason of incurrence of such obligation or grant of such liens, guarantees or security interests under applicable federal or state law, including, but not limited to, successor or transferee liability.

O. In connection with the New Notes Facility, and pursuant to an Order of the Bankruptcy Court, dated April 19, 2010, Approving Motion Pursuant to Sections 363(b) and 503(b)(1) of the Bankruptcy Code and Bankruptcy Rules 2002 and 6004 Authorizing the Debtors

to (I) Enter into Certain Agreements in Connection with the Anticipated Exit Financing, (II) Incur and Pay Related Fees and Expenses as Administrative Expenses, and (III) Form a Special Purpose Issuer, each Debtor and Reorganized Debtor, as applicable, has been duly authorized to execute and deliver (i) the Purchase Agreement, dated April 29, 2010 (the “Purchase Agreement”) and the Joinder Agreement (as defined in the Purchase Agreement), (ii) the Indenture and the Supplemental Indenture (as defined in the Purchase Agreement), (iii) the Securities and the Exchange Securities (as defined in the Purchase Agreement), (iv) the Registration Rights Agreement and the Registration Rights Agreement Joinder (as defined in the Purchase Agreement), and (v) the Escrow Agreement (as defined in the Purchase Agreement), in each instance, in accordance with, and subject to, the terms and conditions thereof.

P. All documents necessary to implement the Plan, including, without limitation, the Amended and Restated Certificate of Incorporation of each of the Reorganized Debtors, the Amended and Restated By-Laws of each of the Reorganized Debtors, the Management Incentive Plan (and/or the term sheets for the Management Incentive Plan), the Equity Commitment Agreement, the Rights Offering Procedures, the New Working Capital Facility, the New Notes Facility, and all other relevant and necessary documents have been negotiated in good faith at arms’ length and shall, upon completion of documentation and execution, be valid, binding and enforceable agreements (with respect to the New Exit Financing Documents, subject to the respective terms and conditions thereof) and not be in conflict with any federal or state law.

Q. The Bankruptcy Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the injunctions, exculpation provisions, and releases set forth in Article 12 of the Plan as may be modified by this Order. In addition, section 105(a) of the Bankruptcy Code permits issuance of the injunction and approval of the releases and exculpation provisions set forth in Article 12 of the Plan as may be modified by this Order, when, as here, such provisions are essential to the formulation and implementation of the Plan as provided in section 1123 of the Bankruptcy Code, confer material benefits on the Debtors’ estates, are fair and reasonable, and are in the best interests of the Debtors, their estates, and holders of Claims and Interests. Based upon the record of the Chapter 11 Cases and the evidence proffered at the Confirmation Hearing, the Bankruptcy Court finds that the injunction, exculpation provisions and releases set forth in Article 12 of the Plan as may be modified by this Order are consistent with the Bankruptcy Code and applicable law.

R. To the extent that the Debtors have not already been authorized to assume an executory contract or unexpired lease pursuant to a prior order of the Bankruptcy Court, and except as otherwise provided in this Order, the Plan constitutes a motion by the Debtors to assume, as of the Effective Date, all executory contracts, including, without limitation, unexpired leases of the Debtors, other than those executory contracts or unexpired leases that have been assumed or rejected by the Debtors or that are subject to a motion to reject or assume such executory contract or unexpired lease pending before the Bankruptcy Court on the Confirmation Date or that are specifically designated as a contract or lease to be rejected on Schedule 8.01 of the Plan filed as part of the Plan Supplements, provided that the Debtors retain the right to reject certain unexpired leases as set forth in Schedule 8.01. The Debtors’ decision regarding the assumption of the executory contracts or leases is based on and is within the sound business judgment of the Debtors and is in the best interests of the Debtors, their estates and creditors. The Plan accordingly complies with sections 365 and 1123(b)(2) of the Bankruptcy Code.

S. The Bankruptcy Court may properly retain jurisdiction over these Chapter 11 Cases, including, without limitation (i) the right to enforce and interpret this Order and any of the orders that have been previously entered in these Chapter 11 Cases, (ii) any stipulations that have been authorized and approved, (iii) to issue any order that is necessary or appropriate to implement this Order or the Plan and (iv) in accordance with section 14.01 of the Plan.

T. All requirements for confirmation of the Plan set forth in section 1129(a), and, to the extent applicable, 1129(b), of the Bankruptcy Code have been satisfied.

U. The Plan is dated and identifies the proponents, and the injunctions granted under the Plan are in specific and conspicuous language, thereby complying with all requirements of Bankruptcy Rule 3016.

THEREFORE, IT IS ORDERED, ADJUDGED AND DECREED that:

1. The findings and conclusions of the Bankruptcy Court as set forth herein and in the record of the Confirmation Hearing shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, as made applicable to this matter by Bankruptcy Rule 9014. To the extent any of the findings of fact set forth above constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

2. All parties have had a full and fair opportunity to litigate all issues raised, or that might have been raised, by an objection to the Plan, including, without limitation, any objections that could have been raised to any documents or agreements contained in the Plan Supplements or related thereto. Unless previously withdrawn with prejudice or otherwise resolved as stated on the record at the Confirmation Hearing, all objections to confirmation of the Plan are overruled and denied by the Bankruptcy Court on the merits with prejudice.

3. The Plan is hereby (a) incorporated herein by reference as if fully set forth at length and (b) approved and confirmed in all respects, except as otherwise set forth in this Order.

4. All documents necessary to implement the Plan, including, without limitation, the Amended and Restated Certificate of Incorporation of each of the Reorganized Debtors, the Amended and Restated By-Laws of each of the Reorganized Debtors, the Management Incentive Plan, the Equity Commitment Agreement, and the New Exit Financing Documents, and all other relevant and necessary documents, shall, upon execution, be deemed valid, binding and enforceable agreements (with respect to the terms of the New Exit Financing Documents, subject to the terms and conditions thereof), entered into for good and valuable consideration, including the benefits of the Plan, and not be in conflict with any federal or state law, and the Debtors, the Reorganized Debtors and, subject to the terms of the Plan requiring consent or consultation rights of the Backstop Parties, all parties in interest are hereby authorized, empowered and (with respect to the New Exit Financing Lenders, subject to the terms and conditions of the respective New Exit Financing Documents) directed forthwith to take any and all actions necessary to implement the Plan, including to negotiate and execute any and all of the documents and agreements described above, and to execute, deliver and file (as appropriate) all documents and agreements and take all actions provided in or contemplated by any of the same to accomplish the intent of same, including, without limitation, any modifications consistent with the terms of the Plan and any actions required by Article 9 of the Plan to effectuate and consummate the Rights Offering as set forth therein. All such actions taken or caused to be taken shall be deemed effective pursuant to applicable law and without the need for any required approvals, authorizations or consents, and any or all of such documents and agreements shall be accepted by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law.

5. The Debtors, the Creditors’ Committee and its members, and the Backstop Parties (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon confirmation of the Plan (including all documents necessary to effectuate the Plan or otherwise contemplated by the Plan, including the Plan Supplements) shall be deemed to have solicited acceptances of the Plan and participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including with regards to the distribution of the New Common Stock, the New Preferred Stock and the New Capital Warrants under the Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. The New Exit Financing Documents and all matters relating thereto have been and/or are deemed to have been negotiated in good faith and at arms’ length, and any notes issued by and credit extended and any loans made to, and any related guarantees, liens and security interests granted by, the Reorganized Debtors and/or any affiliated entities or any successors pursuant to the New Exit Financing Documents and related documents to be executed pursuant thereto or in connection therewith are deemed to have been extended and made in good faith. The New Exit Financing Lenders have acted in good faith and in compliance with all applicable law for all purposes in connection with the Plan and the consummation of the applicable transactions contemplated thereby with respect to the New Exit Financings.

6. As provided for under the Plan as modified by this Order and without in any way limiting the provisions of the Plan:

(i) On the Effective Date, title to all property of the Debtors’ Estates will pass to and vest in the applicable Reorganized Debtor, free and clear of all Claims, interests, Liens, security interests, charges and other encumbrances (except as otherwise provided in the Plan). Confirmation of the Plan (subject to the occurrence of the

Effective Date) will be binding, and the Debtors’ debts will, without in any way limiting section 12.01 of the Plan (as may be modified by this Order), be discharged as provided in section 1141 of the Bankruptcy Code. From and after the Effective Date, the Reorganized Debtors may operate their business(es) and may use, acquire and dispose of property without the supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

(ii) Except as otherwise expressly set forth in the Plan, the Reorganized Debtors may (but will not be required to), pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, exercise (i) the setoff rights, of the Debtors or the Reorganized Debtors, as the case may be, against any Allowed Claims and the distributions to be made pursuant to the Plan on account of such Allowed Claims, and (ii) Claims of any nature whatsoever that the Debtors or the Reorganized Debtors or their successors may hold (and could have asserted) against the Holder of such Claim; provided, however, that neither the failure to effect a setoff (or to utilize any other rights pursuant to section 553 of the Bankruptcy Code) nor the allowance of any Claim thereunder will constitute a waiver or release of any such Claims or rights against such Holder, unless an order allowing such Claim otherwise so provides.

(iii) In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in the Plan, including Article 12 of the Plan, the Reorganized Debtors shall retain all Causes of Action, including Causes of Action that may exist under sections 542, 544 through 550 and 558 of the Bankruptcy Code or under similar state laws; provided, however, that all Claims and Causes of Action against the DIP Financing Agent, the DIP Original Financing Agent, the DIP Lenders, the Prepetition Administrative Agent, or the Prepetition Credit Facility Parties with respect to, in connection with, related to or arising from the Prepetition Credit Facility, the DIP Facility or the facility relating to that certain DIP Original Financing Agreement as of the Effective Date hereby are irrevocably released and waived and are therefore not retained by any party. The Reorganized Debtors, as representatives of the Estates, will retain the exclusive right to enforce, bring, release, settle or compromise, in their sole discretion, any and all Causes of Action of the Debtors not released pursuant to the terms of this Order or the Plan.

(iv) Notwithstanding section 8.01 of the Plan, and subject to paragraph 7 of this Order, any executory contract or unexpired lease that (i) has not been expressly assumed or rejected with approval by order of the Bankruptcy Court on or prior to the Confirmation Date, (ii) is not the subject of a motion to reject pending as of the Confirmation Date, or (iii) is not specifically designated as a contract or lease to be rejected on Schedule 8.01 of the Plan, will, as of the Confirmation Date, and subject to section 8.01 of the Plan, be deemed to have been assumed by the Debtors; provided, however, that with respect to those unexpired leases of non-residential real property for which the Debtors have entered into stipulations to extend the time period during which the Debtors must assume or reject such leases and for which the time to assume or reject was extended beyond the Confirmation Date, the Debtors may seek to reject such leases until the agreed upon deadlines and, if not rejected by such time, such leases will then be deemed to have been assumed.

(v) On the Effective Date, Reorganized Holdings shall issue the Holdback Shares and the Rights Offering Shares as applicable, to (a) the Backstop Parties pursuant to the Equity Commitment Agreement and (b) those Eligible Noteholders (including the Backstop Parties), that, in accordance with the Plan and the Rights Offering Procedures, validly exercised their respective Senior Subordinated Noteholder Rights and, if applicable, Senior Subordinated Noteholder Oversubscription Rights.

(vi) The issuance and distribution of (i) the New Preferred Stock by Reorganized Holdings to the Backstop Parties and pursuant to the Management Incentive Plan, and (ii) the New Common Stock by Reorganized Holdings to Holders of Allowed Senior Subordinated Note Claims (including pursuant to the Rights Offering), to the Backstop Parties, to Holders of Allowed Supporting Senior Note Claims and pursuant to the Management Incentive Plan, are hereby authorized and directed, without the need for any further corporate action, under applicable law, regulation, order, rule or otherwise. The New Common Stock being distributed to Holders in exchange for their Allowed Senior Subordinated Note Claims and Allowed Supporting Senior Note Claims shall be contributed by Reorganized Holdings to CSA and CSA shall distribute the New Common Stock to Holders of Allowed Senior Subordinated Note Claims and Allowed Supporting Senior Note Claims and in satisfaction of any properly exercised Senior Subordinated Noteholder Rights or Senior Subordinated Noteholder Oversubscription Rights.

(vii) On the Effective Date, Reorganized Holdings shall issue the New Capital Warrants pursuant to the terms of the New Capital Warrant Agreement. The issuance of the New Capital Warrants, and the New Common Stock underlying the New Capital Warrants, by Reorganized Holdings and their distribution to the Backstop Parties and to Holders of Allowed Senior Subordinated Claims are hereby authorized and directed, without the need for any further corporate action, under applicable law, regulation, order, rule or otherwise. The New Capital Warrants being distributed to Holders in exchange for their Allowed Senior Subordinated Note Claims shall be contributed by Reorganized Holdings to CSA and CSA shall distribute the New Capital Warrants to Holders of Allowed Senior Subordinated Note Claims in exchange for their Claims.

(viii) Except as otherwise expressly provided by this Order or the Plan, the confirmation of the Plan (subject to the occurrence of the Effective Date) will discharge the Debtors and the Reorganized Debtors from any Claim that arose before the Confirmation Date and any Claim of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a Proof of Claim is filed or is deemed filed, whether or not such Claim is Allowed and whether or not the Holder of such Claim has voted on the Plan. Confirmation of the Plan will not discharge any DIP Lender Claims or other DIP Obligations (as that term is defined in the DIP Financing Order and the DIP Original Financing Order) under the DIP Financing Agreement unless and until all such DIP Lender Claims and DIP Obligations (as that term is defined in the DIP Financing Order) are paid in full, in cash and all Letters of Credit issued under the Prepetition Credit Facility and that were subsequently issued on or after the Filing Date as permitted under the DIP Financing Agreement have been terminated or cash collateralized or supported by a backstop letter of credit or similarly defeased or rolled into the New Working Capital Facility.

(ix) Except as otherwise expressly provided by this Order or the Plan, the distributions and rights that are provided in the Plan will be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of all Claims and Causes of Action against, liabilities of, liens on, obligations of and Old Holdings Equity Interests in Holdings or Reorganized Holdings or the direct or indirect assets and properties of the Debtors or the Reorganized Debtors, whether known or unknown, regardless of whether a Proof of Claim or interest was filed, whether or not Allowed and whether or not the Holder of the Claim or Old Holdings Equity Interest has voted on the Plan, or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Old Holdings Equity Interest, in each case regardless of whether a Proof of Claim or interest was filed, whether or not Allowed and whether or not the Holder of the Claim or Old Holdings Equity Interest has voted on the Plan; provided, however, that notwithstanding the foregoing, nothing in this Order, the Plan or the Disclosure Statement is intended to release any insurer from having to provide coverage under any policy to which the Debtors, the Reorganized Debtors, and/or their current or former officers, directors, employees, representatives, or agents are parties or beneficiaries.

(x) Except as otherwise expressly provided by this Order or the Plan, any Holder of a Senior Subordinated Note Claim that votes to accept the Plan, and any Holder of a Claim that does not vote to accept the Plan, will be agreeing to the release provisions of the Plan and will be presumed conclusively to have unconditionally and forever released the Debtors, the Reorganized Debtors, the Subsidiaries, the present and former Prepetition Credit Facility Parties, the present and former Prepetition Administrative Agent, the present and former DIP Lenders, the present and former DIP Financing Agent, the present and former DIP Original Financing Agent, the Backstop Parties, the Creditors’ Committee, the Senior Note Indenture Trustee, the Senior Subordinated Note Indenture Trustee, the Senior Noteholders, the Senior Subordinated Noteholders, and the present and former members of any of the foregoing (together with the advisory affiliates and advised affiliates of such members) (and each solely in their capacity as such), their respective successors, assigns, and each of their respective affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities), as well as the Debtors’ officers, directors, and employees who hold such positions on the Confirmation Date and any Entity claimed to be liable derivatively through any of the foregoing, from any Cause of Action based on the same subject matter as the

Claim on which the distribution is received; provided, however, that the foregoing releases shall not apply to any person or Entity who, in connection with any act or omission by such person or Entity in connection with or relating to the Debtors or their businesses, has been or is hereafter found by any Final Order or any court or tribunal to have acted with gross negligence or willful misconduct; provided, further, however, that any Holder of a Senior Subordinated Note Claim that either (i) chose to “opt-out” of the releases provided in section 12.01(c) of the Plan by a written election pursuant to such Holder’s Ballot or (ii) did not return a Ballot and did not return an Investor Certificate in connection with the Rights Offering, shall be deemed not to have granted the foregoing releases.4

(xi) Except as otherwise specifically provided by this Order or the Plan, the confirmation of the Plan (subject to the occurrence of the Effective Date) shall act as a discharge and release of all Causes of Action (including Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code) of the Debtors and Reorganized Debtors, whether known or unknown, against (in each case, only in the specified capacity): (i) their present and former directors, shareholders, officers and employees, agents, attorneys, advisors, accountants, financial advisors, and investment bankers; (ii) the present and former Prepetition Administrative Agent and the present and former Prepetition Credit Facility Parties, each in such capacity, and their respective present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities); (iii) the present and former Holders of the Senior Notes, each in such capacity, and their respective present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities); (iv) the Senior Note Indenture Trustee, in such capacity, and its present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities); (v) the present and former Holders of the Senior Subordinated Notes, each in such capacity, and their respective present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities); (vi) the Senior Subordinated Indenture Trustee, in such capacity, and its present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities); (vii) the Creditors’ Committee and its respective present and former members and the present and former affiliates, officers, directors, shareholders, advisory affiliates,

[4]	Without limiting any other provisions of this Order, section 12.01(c) of the Plan is hereby replaced in its entirety by this paragraph 6(x).

members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities) of each of the Creditors’ Committee and their respective present and former members; (viii) each of the Backstop Parties, each in such capacity, and each of the respective Backstop Parties’ present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities); (ix) the present and former DIP Financing Agent, the present and former DIP Original Financing Agent, and the present and former DIP Lenders, each in such capacity, and each of their respective present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons and entities); and (x) any Entity claimed to be liable derivatively through any of the foregoing. Notwithstanding the generality of the foregoing, nothing in the Plan shall release any claims of any Debtors or Reorganized Debtors, as the case may be, against any Subsidiaries that are not Debtors or Reorganized Debtors, as the case may be. Furthermore, the foregoing releases shall not apply to any person or Entity who, in connection with any act or omission by such person or Entity in connection with or relating to the Debtors or their businesses, has been or is hereafter found by any court or tribunal by Final Order to have acted with gross negligence or willful misconduct.

(xii) The Debtors, the Reorganized Debtors, the present and former Prepetition Credit Facility Parties, the present and former Prepetition Administrative Agent, the present and former DIP Lenders, the present and former DIP Financing Agent, the present and former DIP Original Financing Agent, the Senior Note Indenture Trustee, the Senior Subordinated Note Indenture Trustee, the Senior Noteholders, the Senior Subordinated Noteholders, with respect to the New Exit Financings, each of the lenders, and their agents, managers and arrangers, in their capacity as such, the Creditors’ Committee, each of the Backstop Parties and each of the respective present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns of the foregoing (including any professionals retained by such persons or entities), will have no liability for any act or omission in connection with, or arising out of, the pursuit of approval of the Rights Offering, the Disclosure Statement, the Plan or the CCAA Plan, or the solicitation of votes for or confirmation of the Plan or the CCAA Plan, or the consummation of the Plan and implementation of the CCAA Plan, or the transactions contemplated and effectuated by the Plan or the CCAA Plan or the administration of the Plan or the CCAA Plan or the property to be distributed under the Plan or the CCAA Plan, or any other act or omission during the administration of the Debtors’ Estates or in contemplation of the Chapter 11 Cases or the CCAA Proceeding except for gross negligence or willful misconduct as determined by any court or tribunal by Final Order, and in all respects will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

(xiii) Except as otherwise expressly provided by this Order or the Plan, the satisfaction, release and discharge pursuant to sections 12.01, 12.02 and 12.03 of the Plan and paragraphs 6(ix), 6(x), 6(xi), and 6(xii) of this Order shall act as an injunction against any Entity commencing or continuing any action, employment of process, or act to collect, offset or recover any Claim, Interest or Cause of Action satisfied, released or discharged under the Plan or this Order. Notwithstanding any other provision of the Plan or this Order, Confirmation of the Plan shall not enjoin or extinguish any Creditor’s rights of setoff or recoupment, if any, to the extent that such Creditor has a valid Claim and a valid right of recoupment or setoff under applicable state or federal law (including, without limitation, the Bankruptcy Code). Without limiting the applicability of the foregoing, (a) mutuality shall be required for any setoff and (b) no creditor may setoff (i) any prepetition Claim against any postpetition obligation owed to any of the Debtors or (ii) any postpetition claim against any prepetition obligation owed to any of the Debtors. Nothing herein shall constitute any admission by any of the Debtors that any Creditor has a valid right of setoff or right of recoupment under applicable state or federal law (including the Bankruptcy Code); and, provided, further, that any and all defenses of the Debtors and/or Reorganized Debtors with respect to any such asserted right of setoff or right of recoupment and to challenge the assertion of any such right of setoff or recoupment are hereby preserved in their entirety.

(xiv) Notwithstanding anything to the contrary contained in the Plan, subject to the occurrence of the Effective Date, the Reorganized Debtors shall honor the Debtors’ obligations to indemnify their directors, officers, agents, employees and representatives serving in such capacity on the Filing Date pursuant to their respective certificates of incorporation, by-laws, contractual obligations or any applicable laws in respect of all past, present and future actions, suits and proceedings against any of such directors, officers, agents, employees and representatives based upon any act or omission that occurred while such director, officer, agent, employee or representative was employed by or provided services to the Debtors, and that was related to service with, for, or on behalf of the Debtors.

(xv) Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, and other benefits provided under the Plan, unless otherwise provided in the Plan, the provisions of the Plan and this Order shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, disputes regarding the value of the Reorganized Debtors, disputes regarding the value of the New Common Stock, and any and all claims of subordination between the Senior Noteholders and the Senior Subordinated Noteholders. The entry of this Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings constitute its determination that such compromises and settlements are in the best interests of the Debtors, their estates, creditors, and other parties in interest, and are fair, equitable, and within the range of reasonableness.

7. Except to the extent that different treatment has been agreed to by the non-Debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to section 8.01 of the Plan or as otherwise provided in this Order or in any prior order of the Bankruptcy Court authorizing the assumption or rejection of any such contract or lease, the Debtors shall, in consultation with the Required Backstop Parties and the Creditors’ Committee, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after entry of this Order, file a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts and unexpired leases to be assumed. A party to an executory contract or unexpired lease to be assumed by the Debtors that does not file an objection with the Bankruptcy Court on or before the deadline set by section 8.02 of the Plan for objections to the cure amount shall be deemed to have waived its right to dispute such amount. If there are any objections filed, the Bankruptcy Court will hold a hearing. In the event the Bankruptcy Court determines that the cure amount is greater than the cure amount listed by the Debtors, the Reorganized Debtors may elect to reject the executory contract or unexpired lease and not pay such greater cure amount. All cure amounts to be paid pursuant to section 8.02 of the Plan will be repaid by the Reorganized Debtors. The Bankruptcy Court will retain jurisdiction to resolve any disputes with respect to the assumption and rejection of executory contracts and leases and the amounts, if any, that must be cured in connection with the assumption of executory contracts and leases.

8. The Plan is hereby modified as follows (and none of these amendments adversely affect any of the Debtors’ Creditors under Bankruptcy Rule 3019):

(i) The term “New Secured Debt Facility” is replaced by “New Notes Facility,” as defined in this Order.

(ii) The term “New Secured Debt Facility Documents” is replaced by “New Notes Documents,” as defined in this Order.

(iii) The term “New Secured Debt Financing Agreement” is replaced by “New Notes Agreements,” as defined in this Order.

9. Section 1145 of the Bankruptcy Code applies with respect to the issuance to Senior Noteholders and Senior Subordinated Noteholders of the New Common Stock and the Senior Subordinated Noteholders Warrant Distribution under the Plan, and therefore, such New Common Stock and the Senior Subordinated Noteholders Warrant Distribution (and the New Common Stock underlying the Senior Subordinated Noteholders Warrant Distribution) issued pursuant to the Plan and their transfer will be exempt from registration under the Securities Act, as amended, all rules and regulations promulgated thereunder, and any and all applicable state and local laws, rules, and regulations. Shares of New Common Stock issued to the Eligible Noteholders pursuant to the Rights Offering and to the Backstop Parties pursuant to the Equity Commitment Agreement, shares of New Preferred Stock issued to the Backstop Parties pursuant to the Equity Commitment Agreement, shares of the New Common Stock into which such New Preferred Stock is convertible, the Backstop Warrants, shares of the New Common Stock underlying the Backstop Warrants and their transfer in each instance, shall be issued pursuant to an exemption from registration under the Securities Act and equivalent exemptions under state securities laws.

10. The New Exit Financings are hereby approved, in accordance with the terms and conditions thereof. The Debtors and the Reorganized Debtors were, to the extent authorized by prior order of the Bankruptcy Court, and are hereby authorized and empowered, without further approval by the Bankruptcy Court, their boards of directors, or their shareholders, including, without limitation, pursuant to Bankruptcy Code section 1142(b), but subject to the consent of the Backstop Parties as and to the extent provided in the Plan and the Equity Commitment

Agreement, to negotiate, execute, deliver and consummate all documentation relating to the New Exit Financing Documents and to pay all fees and expenses required to be paid in connection therewith, subject to any review rights granted to the Creditors’ Committee in prior Orders of the Bankruptcy Court. The New Exit Financing Documents shall become effective in accordance with, and subject to, their respective terms and conditions. The financial accommodations to be extended pursuant to the New Exit Financing Documents are being extended for legitimate business purposes and shall not be subject to recharacterization or avoidance for any purpose whatsoever.

11. All property, assets, or interests in property or assets of the Reorganized Debtors, of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created (collectively, the “Assets”) that are to be encumbered in accordance with the New Working Capital Facility (or any documents executed in connection therewith) shall be secured by fully perfected valid and enforceable first-priority (subject to exceptions expressly permitted in the New Working Capital Facility Documents) liens and security interests on any of the Assets of the Reorganized Debtors as set forth in the New Working Capital Facility Documents.

12. If, after the Effective Date, this Order is vacated or reversed and, at the time this Order is vacated or reversed, the New Exit Financings are in effect, then as applicable: (a) the vacatur or reversal of this Order shall not adversely affect the validity or priority of any obligations incurred by the Reorganized Debtors arising in connection with the New Exit Financings or any liens, guaranties or claims granted the New Exit Financing Lenders pursuant to the New Exit Financings; (b); the terms and conditions of the New Exit Financing Documents, as in effect at the time of the vacatur or reversal of this Order, shall be binding on the Reorganized Debtors, and the New Exit Financing Lenders shall enjoy the same priority of liens, claims and rights granted to them under the New Exit Financings; or (c) any liens, guaranties or claims granted to the New Exit Financing Lenders pursuant to the New Exit Financings shall be deemed to have been granted by, and shall become the obligations of, the predecessors in interest of the Reorganized Debtors.

13. Notwithstanding anything to the contrary in this Order or the Plan, the Bankruptcy Court’s retention of jurisdiction shall not govern the enforcement of the New Exit Financing Documents executed in connection with the New Exit Financings or any liens, rights, claims or remedies related thereto after the Effective Date unless the Order has been vacated or reversed, but instead, such enforcement shall be governed as set forth in the New Exit Financing Documents.

14. In accordance with section 9.18 of the Plan, and as more specifically set forth in, and without in any way limiting, section 12.01 of the Plan, the distributions provided in sections 6.01, 6.04, 6.05, 6.06 and 6.07 of the Plan to the Holders of Priority Claims, Prepetition Credit Facility Claims, Senior Note Claims, Senior Subordinated Note Claims, and Subsidiary Debtor General Unsecured Claims (when distributed to the respective Holders of such Claims in accordance with the Plan), respectively, are in full settlement and release of each Holders’ respective Claims and all other Claims against any and all of the Debtors, if any, of such Holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Claim was based.

15. Pursuant to section 9.13 of the Plan, on or prior to the Effective Date, Holdings shall file, with the Secretary of State of Delaware, the second amended and restated certificate of incorporation of Reorganized Holdings and the Certificate of Designations, a form of which is an exhibit to the Plan. On the Effective Date, or as soon thereafter as practicable, each of the other

Reorganized Debtors shall file, with the applicable Secretary of State of the State where the applicable Reorganized Debtor is organized, their respective Reorganized Debtors’ Certificates of Incorporation, a form of which is an exhibit to the Plan.

16. All distributions on account of the Senior Notes shall be made to the Senior Note Indenture Trustee, which shall serve as the Reorganized Debtors’ designee for purposes of making distributions under the Plan to Holders of Senior Note Claims; provided, however, that the shares of New Common Stock being distributed to Holders of Allowed Supporting Senior Note Claims pursuant to section 6.05(a) of the Plan and the Equity Commitment Agreement will be distributed through the Subscription Agent or its designee, as the case may be. The Reorganized Debtors shall pay the Senior Note Indenture Trustee, in Cash, its reasonable and documented fees and expenses (including reasonable and documented professional fees) for making distributions under the Plan to Holders of the Senior Note Claims. To the extent the Senior Note Indenture Trustee provides services related to distributions pursuant to the Plan, such Senior Note Indenture Trustee will receive from the Reorganized Debtors, without further court approval and upon presenting to the Reorganized Debtors adequate documentation, reasonable compensation, in Cash, for such services and reimbursement of reasonable expenses (including reasonable and documented professional fees) incurred in connection with such services. These payments will be made in the ordinary course by the Reorganized Debtors on terms agreed to between the Senior Note Indenture Trustee and the Reorganized Debtors. Any payments to be made to the Senior Note Indenture Trustee on account of fees and expenses incurred pursuant to section 10.03(a) of the Plan or any other section of the Plan shall be subject to the requirement that such fees and expenses be reasonable and documented, as determined by the Debtors and the Backstop Parties. The Senior Note Indenture Trustee shall not be required to give any bond, surety, or other security for the performance of its duties with respect to the administration and implementation of distributions.

17. Any and all distributions on account of Senior Note Claims made by the Senior Note Indenture Trustee shall be subject to the right of the Senior Note Indenture Trustee to exercise its rights and remedies under the Senior Note Indenture for any unpaid reasonable and documented fees and expenses incurred prior to the Effective Date, any reasonable and documented fees and expenses of the Senior Note Indenture Trustee incurred in making distributions pursuant to the Plan, and any reasonable and documented fees and expenses of the Senior Note Indenture Trustee incurred in responding to any objection to the payment of the reasonable and documented fees and expenses of the Senior Note Indenture Trustee pursuant to section 6.05 of the Plan, including reasonable and documented professional fees for any such activity. The Senior Note Indenture Trustee’s exercise of any rights and remedies it may have under the Senior Note Indenture against a distribution to recover repayment of any reasonable and documented unpaid fees and expenses shall not subject the Senior Note Indenture Trustee to the jurisdiction of the Bankruptcy Court with respect to either the exercise of such rights and remedies or the fees and costs recovered thereby. The foregoing shall be in addition to any rights or remedies of the Senior Note Indenture Trustee under the Senior Note Indenture.

18. All distributions on account of the Senior Subordinated Notes shall be made to the Senior Subordinated Note Indenture Trustee, which shall serve as the Reorganized Debtors’ designee for purposes of making distributions under the Plan to Holders of Senior Subordinated Note Claims, provided, however, that the Rights Offering Shares, the Holdback Shares, the New Capital Warrants and the Non-Eligible Noteholder Shares shall be distributed through the Subscription Agent or its designee, as the case may be. The Reorganized Debtors shall pay the

Senior Subordinated Note Indenture Trustee its reasonable and documented fees and expenses (including reasonable and documented professional fees) for making distributions under the Plan to Holders of the Senior Subordinated Note Claims. To the extent the Senior Subordinated Note Indenture Trustee provides services related to distributions pursuant to the Plan, such Senior Subordinated Note Indenture Trustee shall receive from the Reorganized Debtors, without further court approval and upon presenting to the Reorganized Debtors adequate documentation, reasonable compensation, in Cash, for such services and reimbursement of reasonable expenses (including reasonable and documented professional fees) incurred in connection with such services. These payments shall be made in the ordinary course by the Reorganized Debtors on terms agreed to between the Senior Subordinated Note Indenture Trustee and the Reorganized Debtors. Any payments to be made to the Senior Subordinated Note Indenture Trustee on account of fees and expenses incurred pursuant to the section 10.04(a) of the Plan or any other section of the Plan shall be subject to the requirement that such fees and expenses be reasonable and documented, as determined by the Debtors and the Backstop Parties. The Senior Subordinated Note Indenture Trustee shall not be required to give any bond, surety, or other security for the performance of its duties with respect to the administration and implementation of distributions. Any and all distributions, except for the Rights Offering Shares, the Holdback Shares, the New Capital Warrants and Non-Eligible Noteholder Shares, on account of Senior Subordinated Note Claims shall be subject to the right of the Senior Subordinated Note Indenture Trustee to exercise its rights and remedies under the Senior Subordinated Note Indenture for any reasonable and documented unpaid fees and expenses incurred prior to the Effective Date, any reasonable and documented fees and expenses of the Senior Subordinated Note Indenture Trustee incurred in making distributions pursuant to the Plan, and any reasonable and documented fees and expenses of the Senior Subordinated Note Indenture Trustee incurred in responding to any objection to the payment of the reasonable and documented fees and expenses of the Senior Subordinated Note Indenture Trustee pursuant to Article 6 of the Plan, including reasonable and documented professional fees for any such activity.

19. This Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Plan and Disclosure Statement, any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan, the Disclosure Statement, and the Plan Supplements, including the filing of any documents with any governmental authority.

20. As of the close of business on the date that is five (5) days after the date this Order is entered (such date being the “Distribution Record Date” set forth in the Plan), the various transfer registers for each of the classes of Claims and Interests maintained by the Debtors or their respective agents shall be deemed closed, and there will be no further changes in the record Holders of any Claims or Interests. The Debtors, the Reorganized Debtors, or their designees will have no obligation to recognize any transfer of any such Claims or Equity Interests occurring after the close of business on such date, and will be entitled to recognize and deal for the purposes under the Plan (except as to voting to accept or reject the Plan) with only those Holders of record as of the close of business on such date. In the event of any dispute regarding the identity of any party entitled to any payment or distribution in respect of the Claims, no payments or distributions will be made in respect of such Claim until the Bankruptcy Court resolves that dispute pursuant to a Final Order.

21. Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer from a Debtor to a Reorganized Debtor or any other person or Entity pursuant to the Plan, including the granting or recording of any Lien or mortgage on any property under the New Exit Financing Documents will not be subject to any stamp tax or other similar tax, and this Order hereby directs the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

22. Without the need for a further Order or authorization of the Bankruptcy Court, but subject to the express provisions of this Order, the Plan and the Equity Commitment Agreement, and the applicable terms of such documents, the Debtors are authorized and empowered to make modifications to the documents filed with the Bankruptcy Court or admitted in the evidentiary record at the Confirmation Hearing in their reasonable business judgment as may be necessary.

23. On the Effective Date, except as otherwise provided in the Plan, the Prepetition Credit Facility, the Senior Notes, the Senior Subordinated Notes, and the Old Holdings Equity Interests, as well as any and all securities or agreements relating to the Prepetition Credit Facility and/or the Senior Note Indenture, Senior Subordinated Note Indenture and Old Holdings Equity Interests, shall be deemed automatically cancelled, terminated and of no further force or effect.

24. On the date that the conditions set forth in section 9.17 of the Plan have been satisfied, which shall be a date not later than the Effective Date, any and all securities or agreements relating to the DIP Financing Agreement shall be deemed automatically cancelled, terminated and of no further force or effect.

25. The business and assets of the Debtors shall remain subject to the jurisdiction of the Bankruptcy Court until the Effective Date. Except as otherwise set forth in paragraph 13 hereof, from and after the Effective Date, the Bankruptcy Court shall retain and have exclusive jurisdiction of all matters arising out of, and related to the Chapter 11 Cases or the Plan pursuant to, and for purposes of, subsection 105(a) and section 1142 of the Bankruptcy Code and to, among other things: (a) determine any and all disputes relating to Administrative Expenses, Claims and Equity Interests, including the allowance and amount thereof, and any right to setoff; (b) determine any and all disputes among creditors with respect to their Claims; (c) determine any and all objections to cure amounts required pursuant to section 8.02 of the Plan; (d) consider and allow any and all applications for compensation for professional services rendered and disbursements incurred up to and including the Confirmation Date in connection therewith; (e) determine any and all applications, motions, adversary proceedings and contested or litigated matters pending on the Effective Date and arising in or related to the Chapter 11 Cases or the Plan; (f) remedy any defect or omission or reconcile any inconsistency in the Plan or this Order; (g) enforce the provisions of the Plan relating to the distributions to be made thereunder; (h) issue such orders, consistent with section 1142 of the Bankruptcy Code, as may be necessary to effectuate the consummation and full and complete implementation of the Plan; (i) enforce and interpret any provisions of the Plan; (j) determine such other matters as may be set forth in this Order or that may arise in connection with the implementation of the Plan; (k) determine the amounts allowable as Administrative Expenses pursuant to section 503(b) of the Bankruptcy Code; (l) hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Rights Offering and any agreements or documents necessary to effectuate the terms and conditions of the Plan, or any orders entered by the Bankruptcy Court during the pendency of the Chapter 11 Cases; (m) hear and determine any issue for which the Plan or any document related to or ancillary thereto requires a Final Order of the Bankruptcy Court; (n) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; (o) hear and determine any issue related to the composition of the new Board of Directors of each of the Reorganized Debtors; (p) hear any other matter not inconsistent with the Bankruptcy Code; (q) hear and determine all matters arising from or related to the implementation, interpretation and enforcement of the Cooper Tire Settlement Agreement; and (r) enter a final decree closing the Chapter 11 Cases.

26. Unless otherwise provided by Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

27. The stipulations “so ordered” by the Bankruptcy Court and the resolutions of the objections to confirmation explained on the record at the Confirmation Hearing are hereby incorporated by reference.

28. All fees payable through the Effective Date under section 1930 of title 28 of the United States Code shall be paid by the Debtors on or before the Effective Date, or by the Reorganized Debtors as soon as practicable thereafter. The Reorganized Debtors shall pay the fees assessed against each of the Reorganized Debtors’ estates under section 1930 of title 28 of the United States Code until entry of a final decree closing the Chapter 11 Cases.

29. Notwithstanding anything to the contrary contained in the Plan and notwithstanding the Bankruptcy Court’s Order Establishing Procedures for Interim

Compensation and Reimbursement of Expenses of Professionals and Official Committee Members, all applications for final allowances of compensation and reimbursement of expenses pursuant to sections 330 and 503(b) of the Bankruptcy Code in connection with the Chapter 11 Cases (including for the Fee Auditor) for the period from the Filing Date through and including the Effective Date shall be filed with the Bankruptcy Court and served upon (a) Cooper-Standard Automotive Inc. (Attn: Timothy W. Hefferon, Esq.); (b) Fried, Frank, Harris, Shriver & Jacobson, LLP (Attn: Gary L. Kaplan, Esq., Richard J. Slivinski, Esq. and Peter B. Siroka, Esq.); (c) Richards, Layton & Finger, P.A. (Attn: Mark D. Collins, Esq. and Michael J. Merchant, Esq.); (d) Office of the United States Trustee (Attn: Joseph J. McMahon, Jr., Esq.); (e) Milbank, Tweed, Hadley & McCloy LLP (Attn: Abhilash M. Raval, Esq. and Brian Kinney, Esq.) and Morris, Nichols, Arsht & Tunnell LLP (Attn: Robert Dehney, Esq.), counsel to the Administrative Agent under the Debtors’ postpetition credit facility and the Administrative Agent under the Debtors’ prepetition credit agreement; (f) Kramer Levin Naftalis & Frankel LLP (Attn: Robert T. Schmidt, Esq. and Stephen D. Zide, Esq.) and Young Conaway Stargatt & Taylor, LLP (Attn: M. Blake Cleary, Esq.), counsel to the Creditors Committee; (g) Akin Gump Strauss Hauer & Feld LLP (Attn: Daniel Golden, Esq. and Arik Preis, Esq.), as counsel to the First Backstop Parties; (h) Davis Polk & Wardwell LLP (Attn: Timothy Graulich, Esq. and Brian M. Resnick, Esq.), as counsel to the Second Backstop Parties; (i) Warren H. Smith & Associates, P.C. (Attn: Warren H. Smith, Esq.), the Fee Auditor; and (j) all parties entitled to receive notice pursuant to Bankruptcy Rule 2002, no later than 60 days after the Effective Date. Objections to persons or entities seeking an award of the Bankruptcy Court for compensation for services rendered or reimbursement of expenses under sections 330 and 503(b) of the Bankruptcy Code must be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors and the person or entity to whose application the objections are addressed no later than twenty (20) days after such application is filed. All Transaction Expenses (as defined in the Equity Commitment Agreement) outstanding as of the Effective Date shall be paid in full and in Cash by the Debtors on or prior to the Effective Date without the necessity to file a proof of claim or file any application to or receive any approval from the Bankruptcy Court, in accordance with the terms of the Equity Commitment Agreement.

30. In accordance with section 9.14 of the Plan, the Debtors are hereby authorized to retain Korn/Ferry International (“Korn Ferry”) in connection with conducting an independent search for and background checks of certain individuals proposed to serve as directors of Reorganized Holdings without the need to file an application for approval thereof, and Korn Ferry shall not be required to file fee applications with the Bankruptcy Court or seek approval of its fees or expenses in connection with the performance of any such services and the Debtors are hereby authorized to pay Korn Ferry for its services without the need for any application or further approval.

31. Nothing in this Order or the Plan shall adversely affect in any way the rights and remedies of the Ohio Environmental Protection Agency under the Administrative Order on Consent dated April 13, 1992 and any future amendment thereto (“Administrative Order”). Upon the Effective Date of the Plan, the Administrative Order shall survive the bankruptcy case. Notwithstanding the foregoing, any Claims for response costs, oversight costs or other monetary costs incurred prior to the Confirmation Date by the Ohio Environmental Protection Agency under the Administrative Order shall be treated as General Unsecured Claims or Administrative Expenses, as applicable, and discharged and released pursuant to the Plan.

32. Nothing in the Plan: (i) discharges, releases, or precludes any environmental liability to a Governmental Unit that is not a Claim, or any environmental Claim of a Governmental Unit that arises on or after the Effective Date; (ii) discharges, releases or precludes any environmental liability to a Governmental Unit on the part of any of the Debtors or Reorganized Debtors with respect to real property that any of the Debtors or Reorganized Debtors owns or operates after the Effective Date; provided, however, that nothing in this clause (ii) shall be construed to deny a discharge, release or preclusion of any Claim with respect to such real property for: (a) response costs, oversight costs or other monetary costs incurred prior to the Effective Date or (b) penalties or fines (as well as supplemental environmental projects to the extent such projects are in lieu of penalties or fines) for all days of alleged violation of law prior to the Effective Date; (iii) discharges, releases or precludes any environmental liability to a Governmental Unit on the part of any Persons other than the Debtors or Reorganized Debtors; or (iv) enjoins a Governmental Unit after the Effective Date of the Plan from asserting or enforcing, outside the Bankruptcy Court, any liability that, pursuant to this paragraph, is not discharged, released or precluded.

33. Nothing in this Order or the Plan shall impair, abridge or otherwise affect the rights of the Debtors, Cooper Tire & Rubber Company or Cooper Tyre & Rubber Company UK under the Cooper Tire Settlement Agreement.

34. The Debtors acknowledge that Travelers Casualty and Surety Company of America (the “Surety Company”) possesses a Miscellaneous Secured Claim under the Plan to the extent of the value of its collateral or other rights, including, but not limited to, those of equitable subrogation, or otherwise (and a General Unsecured Claim for the amount of its claim, if any, not secured by property of the estate). The Plan shall not and does not prejudice, impair, waive, limit or otherwise alter the respective rights, claims and defenses of the Surety Company regarding any bonds, indemnity agreements and the collateral that secures its claims. The Plan does not release, compromise, or otherwise affect in any way the Surety Company’s rights against any indemnitor or third party with respect to any claim arising under the bonds and/or indemnity agreements, whether arising under contract, under statute or by way of assignment or subrogation, equitable or otherwise. The Plan reserves all of the Surety Company’s rights and defenses (including by way of subrogation or any other surety rights or defenses available in law or equity) against any entity or person with respect to any claim arising under the bonds.

35. Senior Note Claim Dispute. Notwithstanding anything to the contrary in the Plan, the Senior Note Claims are Allowed in the amount of $219,736,713.40, which includes principal plus accrued pre- and post-petition interest calculated at the applicable non-default rate or rates (including interest on interest) through April 30, 2010, plus any accrued post-petition interest from and including May 1, 2010 through and including the Effective Date at the applicable non-default rate or rates (including interest on interest) (the “Non-Disputed Allowed Senior Note Claim”). Distributions on account of the Non-Disputed Allowed Senior Note Claim shall be distributed to the Senior Note Indenture Trustee for distribution to the holders of the Senior Notes in accordance with the Plan, provided however, that shares of New Common Stock being distributed to Holders of Allowed Supporting Senior Note Claims pursuant to section 6.05(a) of the Plan and the Equity Commitment Agreement will be distributed through the Subscription Agent or its designee, as the case may be. As described in the Reservation of Rights of Wilmington Trust Company, as Senior Note Indenture Trustee, In Connection With Confirmation of The Debtors’ Second Amended Joint Chapter 11 Plan [Docket No. 1345] (the “Senior Note Reservation of Rights”), there is a dispute between the Debtors and the Senior Note Indenture

Trustee with respect to the entitlement, if any, to payment of, and the amount payable of, a Call Premium (as defined in the Senior Note Reservation of Rights) pursuant to the Senior Notes and the Senior Note Indenture (the “Call Premium Dispute”). The Plan provides that the Debtors shall pay the Senior Note Claims in a certain amount, plus such other amounts as the Bankruptcy Court may determine to be paid in order to render the Senior Note Claims unimpaired. Plan, § 6.05. Accordingly, the Bankruptcy Court retains jurisdiction to determine the Call Premium Dispute, which shall be commenced for purposes of adjudication by the Debtors filing an objection (the “Premium Objection”) to the Senior Note Indenture Trustee’s proofs of claim, as amended, provided that such objection shall be limited solely to the entitlement of the Senior Notes to receive payment of the Call Premium and the amount payable as a Call Premium. Pending the adjudication of the Call Premium Dispute, the Debtors shall reserve the sum of $1,667,750.00, which corresponds to the amount claimed in the Senior Note Indenture Trustee’s amended proofs of claim as the Call Premium that relates to the Senior Note Claims being paid in cash pursuant to the Plan. In the event that the Bankruptcy Court sustains the Senior Note Indenture Trustee’s claim for payment of the Call Premium, the Debtors shall also pay, at that time, interest on the Call Premium (if, and to the extent, the Court determines such amounts are due and payable) for the period from and after the Effective Date to the date the Call Premium is paid, at the interest rate provided by the Senior Note Indenture. The Senior Note Indenture Trustee acknowledges and agrees that the Call Premium Dispute shall not hinder, delay, impede or in any way prevent the Debtors from emerging from chapter 11 and consummating the Plan in a timely manner (and no later than as otherwise contemplated by the Plan).

36. After the entry of this Order, the Debtors may, with the consent of the Consenting Backstop Parties and the Creditors’ Committee (which consent shall not be unreasonably withheld) upon order of the Bankruptcy Court, alter, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

37. Within fifteen (15) days after entry of this Order, or within such further time as the Bankruptcy Court may allow, the Debtors shall, as provided in Bankruptcy Rule 2002(f)(7), cause a copy of a notice of entry of this Order, in the form annexed hereto as Exhibit A, to be mailed by first class mail to all creditors of the Debtors and to be published once in The New York Times, The Wall Street Journal, USA Today and the Detroit Free Press, and such other local newspapers, trade journals or similar publications as the Debtors deem appropriate, and such publication notice shall be adequate and sufficient notice and no further notice shall be necessary or required.

38. If any or all of the provisions of this Order are hereafter reversed, modified or vacated by subsequent order of the Bankruptcy Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’ receipt of written notice of any such order. Notwithstanding any such reversal, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order (including paragraph 12 hereof) and the Plan and all documents related to the Plan and any amendments or modifications to any of the foregoing.

39. The provisions of the Plan and this Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Order that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of this Order shall govern and any provision of this Order shall be deemed a modification to the Plan and shall control and take precedence.

40. The provisions of this Order are integrated with each other and are non-severable and mutually dependent.

41. The failure specifically to include or reference any particular provision of the Plan or any related agreement in this Order shall not diminish or impair the efficacy of such provision or such related agreements, and such provisions shall have the same validity, binding effect, and enforceability of every other provision of the Plan, it being understood that it is the intent of the Bankruptcy Court that the Plan (including the Plan Supplements) be confirmed and such related agreements be approved in their entirety.

42. Pursuant to the authority of the Bankruptcy Court granted under Bankruptcy Rule 3020(e), and for good cause shown, this Order shall not be stayed until the expiration of fourteen (14) days after entry of this Order, but rather shall be effective immediately upon its entry. This Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

Dated:	May 12, 2010 Wilmington, Delaware

/s/ Peter J. Walsh
THE HONORABLE PETER J. WALSH
UNITED STATES BANKRUPTCY JUDGE

EXHIBIT A

Notice of Confirmation

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
COOPER-STANDARD HOLDINGS INC., et al.,[5]	)	Case No. 09-12743 (PJW)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket Number 1376
)
)

NOTICE OF ENTRY OF ORDER CONFIRMING DEBTORS’

SECOND AMENDED JOINT CHAPTER 11 PLAN

PLEASE TAKE NOTICE that an order (the “Confirmation Order”) confirming the Second Amended Joint Chapter 11 Plan of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) was signed by the Honorable Peter J. Walsh, United States Bankruptcy Judge, on the 12th day of May, 2010, and duly entered and filed in the office of the Clerk of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

PLEASE TAKE FURTHER NOTICE that the Confirmation Order will be available for inspection (a) during regular business hours in the Office of the Clerk of the Bankruptcy Court, 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801, and (b) on the Bankruptcy Court’s electronic docket for the Debtors’ Chapter 11 Cases, which is posted on the Internet at www.deb.uscourts.gov. A password is needed to access case files. Details on how to obtain a password are available at the Bankruptcy Court’s web site.

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The Debtors in these proceedings and the last four digits of each Debtor’s federal taxpayer identification number are as follows: Cooper-Standard Holdings Inc. (5088); Cooper-Standard Automotive Inc. (9970); Cooper-Standard Automotive FHS Inc. (2953); Cooper-Standard Automotive Fluid Systems Mexico Holding LLC (0442); Cooper-Standard Automotive, OH LLC (2845); StanTech, Inc. (4014); Westborn Service Center, Inc. (7448); North American Rubber, Incorporated (9926); Sterling Investments Company (1393); Cooper-Standard Automotive NC LLC (2839); CS Automotive LLC (4267); CSA Services Inc. (9510); and NISCO Holding Co. (1697). The corporate address of the Debtors is 39550 Orchard Hill Place Drive, Novi, Michigan 48375. The Debtors have not been substantively consolidated, and the Plan is comprised of thirteen (13) Sub-Plans, one for each Debtor.

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Dated: May 17, 2010

BY ORDER OF THE BANKRUPTCY COURT

RICHARDS, LAYTON & FINGER, P.A.

Mark D. Collins (Bar No. 2981)

Michael J. Merchant (Bar No. 3854)

Chun I. Jang (Bar No. 4790)

Drew G. Sloan (Bar No. 5069)

One Rodney Square

920 N. King Street

Wilmington, DE 19801

Telephone: (302) 651-7700

Facsimile: (302) 651-7707

– and –

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

Gary L. Kaplan, Esq.

Richard J. Slivinski, Esq.

Peter B. Siroka, Esq.

One New York Plaza

New York, NY 10004

Telephone: (212) 859-8000

Facsimile: (212) 859-4000

Counsel for Debtors and Debtors in Possession

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